SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2003

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 632-8054

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

Mr. William S. Clark has resigned his position as Executive Vice President and Chief Operating Officer of MainStreet BankShares, Inc. and from the Company’s Board of Directors. In conjunction with Mr. Clark’s resignation, the Company has agreed to pay Mr. Clark $214,700 as severance and granted him options to purchase 30,000 shares of the Company’s common stock at an exercise price of $10.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2003	/s/ C. R. MCCULLAR

C. R. McCullar President and CEO

Date: June 17, 2003	/s/ BRENDA H. SMITH

Brenda H. Smith Executive Vice President Chief Financial Officer and Corporate Secretary